Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM REGISTRATION AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

the second AMENDED AND RESTATED

Skillful Craftsman Education Technology Limited

PROMISSORY NOTE

$______	Issue Date: September 24, 2024 as amended and restated on June 25, 2026

This Second Amended and Restated Promissory Note (this “Note”) is made as of June 25, 2026 (the “Effective Date”). Upon the Effective Date, the original note issued on September 24, 2024, as first amended and restated on December 19, 2025, shall be replaced and superseded in full by this Note.

For value received, Skillful Craftsman Education Technology Limited a Cayman Islands exempted company (the “Company”), promises to pay to ______, an individual and resident of ____, China (the “Holder”), the principal sum of _____ Thousand Dollars ($______) (the “Principal Amount”). Interest shall accrue from the Issue Date of this Note on the unpaid principal amount at a rate equal to six percent (6.0%) per annum. This Promissory Note (this “Note”) is issued on the Issue Date hereof pursuant to that certain Promissory Note Purchase Agreement, dated on September 24, 2024, amended on December 19, 2025 and on June 25, 2026, by and between the Company and Holder (the “Purchase Agreement”). This Note is subject to the following terms and conditions.

1. Maturity; Interest Payments.

(a) This Note will mature and become due and payable on September 30, 2026 (“the Initial Term”); provided that Holder may, in its sole discretion, elect to extend the Initial Term for up to an additional twelve (12) months from the end of the Initial Term by written notice to the Company ten (10) days prior to the end of the Initial Term (the “Extended Term” and such date at the end of the Initial Term as may be extended any Extended Term, the “Maturity Date”).

(b) Interest shall accrue on this Note from the Issue Date of September 24, 2024, and such accrued interest (the “Interest”) shall be due and payable to the Holder on September 30, 2026. All accrued Interest may be paid to the Holder in immediately available funds.

(c) Notwithstanding the foregoing, the entire unpaid Principal Amount, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the insolvency of the Company, the commission of any act of bankruptcy by the Company, or the execution by the Company of a general assignment for the benefit of creditors; (ii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more; (iii) the appointment of a receiver or trustee to take possession of the property or assets of the Company or (iv) the occurrence of an Event of Default. An “Event of Default” shall exist upon a material breach or default by the Company of its obligations under this Note or the Purchase Agreement and the Company has failed to cure such breach or default within thirty (30) days following notice by the Holder of the occurrence of such breach or default.

2. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Note may not be prepaid without the prior written consent of the Holder.

3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Holder may assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original copy of this Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee as Holder. Interest and principal are payable only to the registered holder of this Note.

4. Governing Law; Venue. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law. Venue for any dispute arising out of this Agreement shall be exclusively in the state and federal courts located in New York City, New York and each party hereby expressly consents to the personal jurisdiction of such courts and irrevocably waives any objection to such venue based on forum nonconveniens.

5. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices”.

6. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

7. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

8. Waiver of Jury Trial. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Promissory Note as of the date set forth above.

COMPANY:

Skillful Craftsman Education Technology Limited

By:	/s/ Qin Zhang
Name:	Qin Zhang
Title:	Director and Chairman of the Audit Committee

AGREED TO AND ACCEPTED:

By:
Name: